Exhibit 99.77B


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

To the Members and Board of Directors of Paradigm Multi Strategy Fund I, LLC

In planning and performing our audit of the financial statements of the PARADIGM
Multi Strategy Fund I, LLC as of December 31, 2006 and for the period from
January 3, 2006 (commencement of operations) to
December 31, 2006, in accordance
with the standards of the Public Company Accounting
Oversight Board (United
States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the PARADIGM Multi Strategy
Fund I, LLC is responsible for
establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance
with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the Funds ability to initiate, authorize, record, process or
report financial data reliably in accordance with
 accounting principles
generally accepted in the United States of America such that there is more than a remote likelihood that a misstatement of the Funds annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of
significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds internal control
 over financial reporting was
for the limited purpose described in the first
 paragraph and would not
necessarily disclose all deficiencies in internal
 control that might be
significant deficiencies or material weaknesses
 under standards established by
the Public Company Accounting Oversight Board
 (United States). However, we noted
no deficiencies in the internal control over
 financial reporting and its
operations, including controls for safeguarding
 securities that we consider to
be material weaknesses, as defined above, as of December 31, 2006.

This report is intended solely for the information
 and use of management,
members and the Board of Directors of the PARADIGM
 Multi Strategy Fund I, LLC
and the Securities and Exchange Commission and is
 not intended to be and should
not be used by anyone other than these specified parties.




BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
February 28, 2007